UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 3, 2014

THE WET SEAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35634	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank

Foothill Ranch, CA 92610

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:

(949) 699-3900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement.

Securities Purchase Agreement

On September 3, 2014, The Wet Seal, Inc., a Delaware corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers identified therein, including The Clinton Group, Inc. (“Clinton”), the Investor (as defined below) and certain other purchasers (each a “Purchaser” and collectively, the “Purchasers”), relating to a private placement by the Company of its Class A Common Stock, par value $0.10 per share (“Common Stock”), having an aggregate value of $18.5 million. The issuance of the Purchaser Warrants (as defined below), which is to take place within three days of the signing of the Purchase Agreement, will be completed, and the issuance of the Common Stock at the closing will be completed, as a private placement (collectively, the “Private Placement”) pursuant to Section 4(a)(2) of the Securities Act and the requirements to qualify for exemption under Regulation D promulgated under the Securities Act. The closing of the purchase and sale of the Common Stock is currently expected to occur in the third or fourth quarter of the Company’s current fiscal year.

Upon execution of the Purchase Agreement, the Purchasers are to receive warrants (the “Purchaser Warrants”) to purchase Common Stock in an amount equal to 150,000 per $1 million in purchase price committed by such Purchaser or, in the case of two Purchasers, a discount of the lesser of 4% of the Per Share Price (as defined below) and $0.04 per share of Common Stock purchased by such Purchaser in lieu of the Warrants. The Company will issue Purchaser Warrants to purchase up to 2,775,000 underlying shares of Common Stock pursuant to the terms of the Purchase Agreement.

Under the Purchase Agreement, the Purchasers shall pay a per share purchase price (the “Per Share Price”) equal to the lesser of (i) $1.01, and (ii) 87.5% of the volume weighted-average price for the Common Stock on the NASDAQ Global Select Market (the “Nasdaq”) over the twenty (20) consecutive trading day period ending on the trading day immediately preceding the date the subscription price for the rights offering contemplated by the Company is set by the Company; provided, however, that if the Company sets the subscription price for such rights offering at a price per share which is less than the price provided for in the previous sub-clause (i) or (ii), the per share purchase price shall be equal to the subscription price per share the Company anticipates offering to subscribers in a contemplated rights offering. The Company also has a termination right if the volume weighted average price for the Common Stock falls below a threshold of $0.80 per share over a 15 trading day period. If the Company exercises the termination right, then the Company will be required to (i) pay fees to the placement agent, (ii) make cash payments to the Purchasers who elected to receive the per share discount in amounts equal to 4% of the total aggregate amount each such Purchaser committed at execution of the Purchaser Agreement, and (iii) honor the Purchaser’s Warrants for the Purchasers who elected to receive the Purchaser Warrants.

The Purchase Agreement contains customary representations and warranties, covenants and indemnification obligations for agreements of this nature. The closing of the purchase and sale of the Common Stock is subject to closing conditions, including the Company’s obtainment of stockholder approval pursuant to Nasdaq Listing Rule 5635. The Purchase Agreement contemplates that the purchase of the Common Stock thereunder will be completed at the same time the Company completes a rights offering to its stockholders.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full terms and conditions of the Purchase Agreement, which is filed as exhibit 10.1 hereto and incorporated herein by reference.

Purchaser Warrants

Within three days of the execution of the Purchase Agreement, the Company shall deliver the Purchaser Warrants to the Purchasers who are to receive the Purchaser Warrants. The Purchaser Warrants shall have an exercise price of $1.20 per share, subject to adjustments for certain dividends, distributions, stock splits and certain corporate transactions. The Purchaser Warrants will first become exercisable on the date that is six months and one day after the date of issuance and will expire five years after the date of issuance.

The Purchaser Warrants may be exercised for cash, provided that, if there is no effective registration statement available registering the resale of the shares underlying the Purchaser Warrants, the Purchaser Warrants may be exercised on a cashless basis. A Purchaser Warrant may not be exercised by holder if, after giving effect to the exercise and subsequent issuance of Common Stock thereunder, the holder together with its affiliates would beneficially own in excess of 9.99% of the outstanding shares of Common Stock.

The foregoing description of the Purchaser Warrant is qualified in its entirety by reference to the full terms and conditions of the Purchaser Warrant, which is filed as exhibit 10.2 hereto and incorporated herein by reference.

Registration Rights Agreement

On September 3, 2014, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers, which sets forth the rights of the Purchasers to have the shares of Common Stock they purchase in the Private Placement and the shares of Common Stock issuable upon exercise of the Purchaser Warrants registered with the Securities and Exchange Commission (the “SEC”) for public resale under the Securities Act.

Pursuant to the Registration Rights Agreement, the Company is required to file a registration statement (the “Registration Statement”) with the SEC following the date the Per Share Price is determined in accordance with the Purchase Agreement, registering for resale the total number of shares of Common Stock to be purchased by the Purchasers and the total number of shares underlying the Purchaser Warrants (the “Registrable Securities”). The Company will be required to cause the Registration Statement to be declared effective by the SEC not later than 90 days after filing such Registration Statement, and will be required, subject to certain delay periods, to use commercially reasonable efforts to keep the Registration Statement effective until all Registrable Securities have been sold or transferred in a manner that they may be resold without subsequent registration under the Securities Act. It is a condition to closing the Purchase Agreement that the Registration Statement be declared effective by the SEC. The Registration Rights Agreement contains customary covenants and indemnification obligations for agreements of this nature.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full terms and conditions of the Registration Rights Agreement, which is filed as exhibit 10.3 hereto and incorporated herein by reference.

Exchange Agreement, Exchange Note and Exchange Warrant

On March 20, 2014, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Hudson Bay Master Fund Ltd. (the “Investor”), pursuant to which the Company sold $27 million of convertible senior notes (the “Initial Notes”) and warrants (the “Initial Warrants”) to purchase up to 8,804,348 shares of Common Stock. The terms of the Securities Purchase Agreement, the Initial Notes and the Initial Warrants were described in a Current Report on Form 8-K filed on March 21, 2014 (the “Initial Form 8-K”). Readers should review those agreements and the Initial Form 8-K for additional information concerning the terms and conditions of the initial transaction described above.

On September 3, 2014, the Company entered into an Amendment, Consent and Exchange Agreement (the “Exchange Agreement”) with the Investor, pursuant to which the Investor agreed to, among other things, the transactions contemplated by the Purchase Agreement and the Company agreed to issue a convertible senior note in principal amount equal to $27 million (the “Exchange Note”) in exchange for the Initial Notes and a warrant to purchase up to 8,804,388 shares of Common Stock in exchange for the Initial Warrants (the “Exchange Warrant”). The Exchange Note is convertible into shares of Common Stock, and is entitled to earn interest which may be paid in cash or in shares of Common Stock. The Exchange Warrant is exercisable into shares of Common Stock.

The Exchange Note and the Exchange Warrant are identical in all material respects to the Initial Notes and the Initial Warrants, respectively, except:

•	The Exchange Note clarifies what certifications must be made by the Company upon payment of interest in shares of common stock;

•	The Investor’s “maximum percentage” in each of the Exchange Note and the Exchange Warrant was increased from 4.99% to 9.99%;

•	The installment amount due under the Exchange Note each month during a six-month time period beginning on September 26, 2014 is $700,000, which is $350,000 higher than the installment amount due under the Initial Notes, and if the Company distributes rights to its stockholders pursuant to a rights offering before March 31, 2015 with proceeds to the Company of not less than $11.5 million, then such amortization payments shall equal $1,050,000 for each such installment date during such 6-month period. On March 26, 2015, the Company’s scheduled amortization payment will be $350,000. For each of the subsequent 12 installment dates, the Company’s scheduled amortization payment will be an amount equal to $1,000,000. For each of the final 12 installment dates, the Company’s scheduled amortization payment will be an amount equal to the lesser of $1,075,000 and the remaining principal amount outstanding on such installment date;

•	The initial exercise price of the Exchange Warrant is $1.76 per share, which is $0.36 less than the initial exercise price of the Initial Warrant, and adjusts on stock splits, combinations or similar events but not on certain dilutive issuances provided for in the Initial Notes. The Exchange Warrant becomes exercisable six months and one day after its issuance;

•	The Exchange Note and the Exchange Warrant limit the Investors’ right to participate in a rights offering by the Company during a certain limited time period.

The Exchange Agreement contains various consents, representations, warranties and covenants. The Exchange Agreement also grants Investor certain registration rights. The Investor is also a party to the Purchase Agreement as a Purchaser and will be receiving Purchaser Warrants.

The foregoing descriptions of the Exchange Agreement, the Exchange Note and Exchange Warrant are qualified in their entirety by reference to the full terms and conditions of the Exchange Agreement, the Exchange Note and the Exchange Warrant, which are filed as exhibits 10.4, 10.5 and 10.6 hereto, respectively, and are incorporated herein by reference.

Nasdaq Notice

As previously disclosed by the Company in a Current Report on Form 8-K filed on August 21, 2014, the Company received a notification letter from Nasdaq on August 18, 2014 indicating that the Company was not in compliance with Nasdaq’s bid price requirement for 30 consecutive business days. The Company has been provided a period of 180 calendar days, or until February 17, 2015, to regain compliance. If the Company fails to regain compliance with the bid price requirement after this 180-day period, and, subject to eligibility, after certain grace periods, the Company’s common stock will be subject to delisting by Nasdaq. If the Company’s common stock is not listed on the NASDAQ Global Market, the NASDAQ Global Select Market, the NASDAQ Capital Market or other eligible market, then an “event of default” under the Exchange Note would occur.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures regarding the Exchange Note set forth in Item 1.01 are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As described in Item 1.01 of this Report, which is incorporated herein by reference, pursuant to the Purchase Agreement on September 3, 2014, the Company issued Warrants to purchase up to 2,775,000 shares of Common Stock at an exercise price of $1.20 per share. The warrants will be exercisable beginning six months and one day after issuance, and will be exercisable for five years following the initial exercisability date. In addition, the Company agreed to sell shares of Common Stock in the future for aggregate gross proceeds of $18.5 million. Assuming a per share purchase price of between $1.01 (the ceiling price) and $0.70, (which is 87.5% of $0.80, which is the price where the Company has a termination right), the Company estimates that it will issue between 18,316,831 and 26,428,572 shares of Common Stock pursuant to the Purchase Agreement. The Company relied on the exemption from registration under Section 4(2) of the Securities Act for purposes of the Private Placement.

As described in Item 1.01 of this Report, which is incorporated herein by reference, on September 3, 2014, the Company exchanged $27 million aggregate principal amount of Initial Notes for $27 million aggregate principal amount of Exchange Notes. The Exchange Notes are convertible into shares of Common Stock at an initial conversion rate of $1.84 per share or a total of 14,673,913 shares of Common Stock, and are entitled to earn interest which may be paid in cash or in shares of Common Stock. In addition, on September 3, 2014, the Company exchanged the Initial Warrants for the Exchange Warrants. The Exchange Warrants are exercisable into a total of 8,804,348 shares of Common Stock at an initial exercise price of $1.76 per share.

The exchange of the Initial Notes for the Exchange Notes and of the Initial Warrants for the Exchange Warrants was made in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act of 1933, as amended. The shares of Common stock issuable upon conversion of the Exchange Notes or upon exercise of the Exchange Warrants will be issued pursuant to Section 4(2) of the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2014, Ms. Lynda J. Davey informed the Company that she will be resigning as a member of the Board effective on October 1, 2014. Additionally, Ms. Davey resigned from her positions as Chairperson of the Board and as a member of the Compensation Committee of the Board, which such resignations will become effective on October 1, 2014. Ms. Davey’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In connection with her resignation, the Board approved the accelerated vesting of 48,673 unvested restricted units.

On September 2, 2014, the Board appointed Mr. Adam Rothstein to the position of Chairperson of the Board, effective immediately upon Ms. Davey’s resignation from such position.

On September 2, 2014, the Company entered into a letter agreement (the “Letter Agreement”) with Clinton. Clinton is a Purchaser under the Purchase Agreement, and Clinton including its affiliates are stockholders of the Company. The Letter Agreement provides that the Board of Directors of the Company (the “Board”) will appoint Greg Taxin to the Board, subject to a determination by the Board that Mr. Taxin meets applicable legal requirements for service as a director and applicable independence requirements for compensation committee members of Nasdaq listed companies and satisfactory completion of the Company’s standard director questionnaire and standard background check. The Board will also consider such designee for membership on one or more of the Board’s committees, which committee assignments are to be mutually agreeable to Mr. Taxin and the Board. Such committee appointments have not been determined as of the date of this filing. Pursuant to the terms of the Letter Agreement, Mr. Taxin’s appointment is to take place at the first meeting of the Board which takes place after October 1, 2014.

The foregoing description of the Letter Agreement is qualified in its entirety by reference to the full terms and conditions of the Letter Agreement, which is filed as Exhibit 10.7 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Securities Purchase Agreement, dated September 3, 2014, among the Company and the Purchasers party thereto

10.2	Form of Common Stock Purchase Warrant (the “Purchaser Warrant”)

10.3	Registration Rights Agreement, dated September 3, 2014, among the Company and the Holders party thereto

10.4	Amendment, Consent and Exchange Agreement, dated September 3, 2014, between the Company and the Holder party thereto

10.5	Form of Senior Convertible Note

10.6	Form of Warrant to Purchase Common Stock (the “Exchange Warrant”)

10.7	Letter Agreement regarding director designee, dated September 3, 2014, between the Company and The Clinton Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC.
(Registrant)

Date: September 4, 2014	By:	/s/ Steven H. Benrubi
	Name:	Steven H. Benrubi
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Securities Purchase Agreement, dated September 3, 2014, among the Company and the Purchasers party thereto

10.2	Form of Common Stock Purchase Warrant (the “Purchaser Warrant”)

10.3	Registration Rights Agreement, dated September 3, 2014, among the Company and the Holders party thereto

10.4	Amendment, Consent and Exchange Agreement, dated September 3, 2014, between the Company and the Holder party thereto

10.5	Form of Senior Convertible Note

10.6	Form of Warrant to Purchase Common Stock (the “Exchange Warrant”)

10.7	Letter Agreement regarding director designee, dated September 3, 2014, between the Company and The Clinton Group, Inc.